Exhibit 10.16

October 17, 2018

Schwan’s Shared Services, LLC

Attention: Dimitrios Smyrnios

President and Chief Executive Officer

8500 Normandale Lake Boulevard

Suite 2400

Bloomington, MN 55437

Re: Waiver of Right of First Offer

Ladies and Gentlemen:

This letter will confirm that the terms of the Right of First Offer dated August 8, 2017 (the “ROFO”) are hereby waived for a period from the date of this letter till 1 February 2019 and that The tru Shrimp Company is permitted to solicit offers to invest equity (or securities convertible into equity) and accept such offers during such waiver period without further action or notice to Schwan’s.

Very truly yours,

SCHWAN’S SHARED SERVICES, LLC

By:	/s/ Brian Sattler
Name:	Brian Sattler
Title:	Secretary